EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this amended Registration Statement to Form S-3 of our report dated May 17, 2000 relating to the financial statements of NetOps Corporation, which appears in the Current Report on Form 8-K/A of Micromuse Inc., dated October 4, 2000.

We also consent to the reference to us under the heading "Experts" in this Registration Statement on Form S-3.


                                                 /s/ PricewaterhouseCoopers LLP



PricewaterhouseCoopers LLP
Stamford, Connecticut

November 17, 2000